EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                        THREE MONTHS ENDED
                                                                   ------------------------------
                                                                   NOVEMBER 30,              NOVEMBER 30,
                                                                      1995                      1994
                                                                   -----------               -----------

(In thousands, except per share data)
PRIMARY

Average shares outstanding                                           10,547                    10,377
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,322                     2,345
                                                                    -------                   -------
      TOTAL                                                          12,869                    12,722
                                                                    =======                   =======

Net income                                                          $ 4,080                   $ 3,425
                                                                    =======                   =======
Per share amount                                                    $   .32                   $   .27
                                                                    =======                   =======


FULLY DILUTED

Average shares outstanding                                           10,547                    10,377
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,322                     2,345
                                                                    -------                   -------
     TOTAL                                                           12,869                    12,722
                                                                    =======                   =======

Net income                                                          $ 4,080                   $ 3,425
                                                                    =======                   =======
Per share amount                                                    $   .32                   $   .27
                                                                    =======                  ========

EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

SUDBURY, INC. AND SUBSIDIARIES


                                                                              SIX MONTHS ENDED
                                                                   -------------------------------------
                                                                   NOVEMBER 30,              NOVEMBER 30,
                                                                      1995                       1994
                                                                   -----------               -----------

(In thousands, except per share data)
PRIMARY

Average shares outstanding                                           10,447                     10,326
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using average
  market price                                                        2,404                      2,315
                                                                    -------                    -------
     TOTAL                                                           12,851                     12,641
                                                                    =======                    =======

Net income                                                          $ 6,767                    $ 5,644
                                                                    =======                    =======
Per share amount                                                    $   .53                    $   .45
                                                                    =======                    =======



FULLY DILUTED

Average shares outstanding                                           10,447                     10,326
Net effect of dilutive stock
  options and other common
  stock equivalents - based
  on the treasury stock
  method using the quarter end
  market price if higher than
  average market price                                                2,404                      2,315
                                                                    -------                    -------
     TOTAL                                                           12,851                     12,641
                                                                    =======                    =======


Net income                                                          $ 6,767                    $ 5,644
                                                                    =======                    =======
Per share amount                                                    $   .53                    $   .45
                                                                    =======                    =======





                                      74